POWER OF ATTORNEY

The undersigned Trustees and/or officers of Global X Funds (the "Trust"), a registered investment company, hereby appoint Luis Berruga, Chang Kim and Lisa Whittaker (with full power to each of them to act alone) his or her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys-in-fact and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrant's Registration Statement on Form N-14 relating to the proposed reorganizations of the Horizons DAX Germany ETF, Horizons NASDAQ ® Covered Call ETF, and the Horizons S&P 500® Covered Call ETF series of Horizons ETF Trust I with and into the Global X DAX Germany ETF, Global X NASDAQ ® Covered Call ETF, and the Global X S&P 500® Covered Call ETF series of the Trust, respectively, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority.  Each of the undersigned grants to each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

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SIGNATURE AND ACKNOWLEDGEMENT:
IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 13th  day of September 2018.

Signature	Title

/s/ Charles A. Baker	Trustee
Charles A. Baker

/s/ Sanjay Ram Bharwani	Trustee
Sanjay Ram Bharwani

/s/ Clifford J. Weber	Trustee
Clifford J. Weber

/s/ Luis Berruga	Trustee and President
Luis Berruga

/s/ Chang Kim	Treasurer
Chang Kim